AMENDMENT NO. 1 TO THE

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

SECOND AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

WHEREAS, Pennsylvania Real Estate Investment Trust (the "Trust") sponsors the Pennsylvania Real Estate Investment Trust Second Amended and Restated 2003 Equity Incentive Plan (the "Plan");

WHEREAS, Section 7.3(c) of the Plan provided that annual grants of restricted shares to non-employee trustees will have restrictions that will generally lapse with respect to one-third of such shares each year; and

WHEREAS, the Board has amended the Plan to provide that such restrictions will generally lapse with respect to all of such shares on May 1 of the subsequent year;

NOW, THEREFORE:

The third sentence of subsection (c) of Section 7 of the Plan ("Annual Grant to Non-Employee Trustees") is hereby amended to read as follows:

Restrictions with respect to Restricted Shares underlying Annual Grants made on or after July 18, 2013 will generally lapse on May 1 of each year following the applicable grant date (or, if such May 1 is not a trading day, the trading day next preceding such May 1); provided, that such restrictions will immediately lapse in full upon the Participant's death or Disability or upon the occurrence of a Change in Control.

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IN WITNESS WHEREOF, the Trust has caused these presents to be duly executed this 22nd day of July 2013.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By: /s/ Bruce Goldman

Name: Bruce Goldman

Title: Executive Vice President and General Counsel